NEWS
                                                    Delta and Pine Land Company
                                                    P.O. Box 157
                                                    Scott, Mississippi 38772
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Contact: Investors                          Media
         Tom Jagodinski                     Stephanie Pillersdorf/Keil Decker
         Delta and Pine Land Company        Citigate Sard Verbinnen
         662-742-4518                       212-687-8080

               DELTA AND PINE LAND COMPANY ANNOUNCES FIRST QUARTER
                          FISCAL 2004 OPERATING RESULTS

                PROVIDES 2004 EARNINGS GUIDANCE OF $1.05 to $1.12
                      EXCLUDING CERTAIN LITIGATION EXPENSES
                -------------------------------------------------

         SCOTT, MS, January 6, 2004 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for its first quarter ended November 30, 2003. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth fiscal quarters.

         First quarter net loss declined to $0.14 per diluted share compared to last year's first quarter net loss of $0.16, before legal expenses related to the D&PL versus Monsanto/Pharmacia litigation of $0.05 in 2004 ($0.03 in 2003) and special charges. There were no special charges in the first quarter of 2004 while special charges in the prior year period were $0.01 per diluted share. Net loss per diluted share after such legal expenses and special charges was $0.19 per share for the first quarter of fiscal 2004 compared to $0.20 per share in the prior year period.
         Revenues were $13.8 million in the 2004 first quarter compared to $5.6 million recorded in the same period last year. The revenue increase was attributable to international operations, particularly in South America, China and Australia. Sales in South America benefited from higher volumes in Argentina and Brazil, as well as improvements in pricing and foreign exchange. The increases in sales in China and Australia relate to changes in the timing of shipments to customers based on their orders. Operating expenses increased due primarily to higher insurance, pension and payroll related costs.

         Tom Jagodinski, President and Chief Executive Officer, said, "We are pleased with our first quarter results, which is historically a slow quarter, and are encouraged by early indications that cotton plantings in the U.S. and other key markets may increase well above 2003 levels. Growers' favorable reactions to our products launched in 2003 and to those we plan to launch in 2004, along with strong recent commodity prices, we believe, position us well for 2004."

         The following table reconciles net loss before unusual items to net loss at November 30.

                                                         Three Months
                                            -----------------------------------
                                                    2003               2002
                                            ---------------    ----------------
Diluted EPS:
   Net loss before legal expenses related
           to the Monsanto/Pharmacia
           litigation and special
           charges (a non-GAAP measure)      $      (0.14)      $      (0.16)
   Monsanto litigation expenses                     (0.05)             (0.03)
   Special charges                                      -              (0.01)
                                            ---------------    ----------------
   Net loss (a GAAP measure)                 $      (0.19)      $      (0.20)
                                            ===============    ================

Stock Repurchase Plan

         During the first four months of fiscal year 2004, the Company purchased 104,000 shares of its common stock at an aggregate purchase price of $2.5 million. As of December 31, 2003, the Company has repurchased 1,407,000 shares at an aggregate price of $26.3 million since adoption of its current $50 million stock repurchase plan. The Company will continue to purchase its shares from time to time depending on market conditions and other factors.


2004 Earnings Outlook

         For the fiscal year 2004, the Company expects to report sales in the range of $315 million to $330 million. Earnings per diluted share, excluding Monsanto/Pharmacia litigation expenses and special charges (a non-GAAP measure), are expected to range from $1.05 to $1.12, assuming planted U.S. cotton area of
14.5 million acres in 2004, seed supplies are adequate and maintenance of U.S. market share and product sales mix. The Company expects to incur expenses ranging from $10 to $14 million, or $0.16 to $0.23 per diluted share, related to the lawsuit against Pharmacia and Monsanto (NYSE: MON). Diluted earnings per share after Monsanto legal expenses (a GAAP measure) is expected to range from $0.82 to $0.96 per share.
         Earnings are significantly affected by planted acreage in the U.S. Based on current market conditions (primarily commodity prices), the Company expects cotton plantings in the U.S. to increase over 2003 planting levels, especially in areas east of Texas. The Company's earnings guidance reflects this anticipated increase in cotton acreage as well as the other factors noted above.

Conference Call

         D&PL will hold a conference call to review this announcement on Tuesday, January 6th, 2004, at 3 p.m. ET/2 p.m. CT. The call can be accessed by dialing 800-374-0420 (International, 706-634-1176) and access code 4785654. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 4 p.m. ET/3 p.m. CT on Tuesday, January 6th through Tuesday, January 13th by dialing 800-642-1687 (International, 706-645-9291) and entering reservation number 4785654.

About Delta and Pine Land Company

         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. where it sells cotton seed. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                      # # #


Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                              November 30,      November 30,
                                                 2003               2002
                                         -----------------   ------------------

NET SALES AND LICENSING FEES             $       13,845      $        5,599
COST OF SALES                                     8,036               4,288
                                         -----------------   ------------------
GROSS PROFIT                                      5,809               1,311
                                         -----------------   ------------------
OPERATING EXPENSES:
   Research and development                       4,136               3,557
   Selling                                        2,742               2,419
   General and administrative                     4,381               3,567
                                         -----------------   ------------------
                                                 11,259               9,543
SPECIAL CHARGES                                       -                (500)
                                         -----------------   ------------------
OPERATING LOSS                                   (5,450)             (8,732)

INTEREST INCOME, NET                                373                 388
OTHER EXPENSE                                    (3,172)             (2,127)
EQUITY IN NET LOSS OF AFFILIATE                    (415)               (460)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES    (1,989)               (457)
                                         -----------------   ------------------

LOSS BEFORE INCOME TAXES                        (10,653)            (11,388)
INCOME TAX BENEFIT                                3,675               3,957
                                         -----------------   ------------------

NET LOSS                                         (6,978)             (7,431)

DIVIDENDS ON PREFERRED STOCK                       (107)                (53)
                                         -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES     $       (7,085)     $       (7,484)
                                         =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE     $        (0.19)     $        (0.20)
                                         =================   ==================

NUMBER OF SHARES USED IN BASIC AND
    DILUTED NET LOSS
    PER SHARE CALCULATIONS                        38,099              38,176
                                         =================   ==================

DIVIDENDS PER COMMON SHARE               $          0.10     $          0.05
                                         =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           November 30,           August 31,          November 30,
                                                                               2003                  2003                 2002
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $        119,515     $        143,285     $         95,611
Receivables, net                                                                   11,222              166,952               11,337
Inventories                                                                        61,463               32,231               61,695
Prepaid expenses                                                                    1,618                2,116                1,575
Deferred income taxes                                                              10,677               10,677               11,214
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          204,495              355,261              181,432
PROPERTY, PLANT AND EQUIPMENT, NET                                                 63,220               64,441               62,693
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED, net                                                      4,183                4,183                4,187
INTANGIBLES, net                                                                    5,451                5,470                3,913
INVESTMENT IN AFFILIATE                                                               413                  328                  635
OTHER ASSETS                                                                        1,778                1,869                2,358
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        279,540     $        431,552     $        255,218
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                            $            248     $             40     $          1,805
Accounts payable                                                                   20,338               17,966               16,775
Accrued expenses                                                                   34,516              176,150               30,285
Income taxes payable                                                                6,069                9,894                6,887
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                     61,171              204,050               55,752
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                      1,598                1,557                1,225
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                               5,240                5,220                3,125
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   5,183                3,618                2,971
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
  Series A Junior Participating Preferred, par value $0.10 per share;
      456,989 shares authorized; no shares issued or outstanding;                       -                    -                    -
  Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
      1,066,667 shares authorized, issued and outstanding                             107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
      39,569,060, 39,525,116 and 39,367,005 shares issued;
      38,087,794, 38,107,850 and 38,178,439 shares outstanding                      3,957                3,953                3,937
Capital in excess of par value                                                     55,596               54,850               52,229
Retained earnings                                                                 178,717              189,610              162,988
Accumulated other comprehensive loss                                               (4,565)              (5,442)              (5,761)
Treasury stock, at cost; 1,481,266, 1,417,266 and 1,188,566 shares                (27,464)             (25,971)             (21,355)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        206,348              217,107              192,145
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        279,540     $        431,552     $        255,218
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                             November 30,        November 30,
                                                                                 2003                2002
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                              $         (6,978)    $         (7,431)
   Adjustments to reconcile net loss to net cash used
    in operating activities:
       Depreciation and amortization                                                2,018                1,735
       Noncash items associated with special charges and disposition of
         assets                                                                        11                    -
       Equity in net loss of affiliate                                                415                  460
       Foreign exchange (gain) loss                                                   (78)                  54
       Minority interest in earnings of subsidiaries                                1,989                  457
       Changes in assets and liabilities:
              Receivables                                                         155,755              134,478
              Inventories                                                         (28,740)             (21,532)
              Prepaid expenses                                                        611                  686
              Intangibles and other assets                                             41                   84
              Accounts payable                                                      2,253                  289
              Accrued expenses                                                   (141,479)            (113,334)
              Income taxes                                                         (3,683)              (5,232)
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (17,865)              (9,286)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                (699)              (1,078)
  Sale of investments and property                                                     39                   11
  Investment in affiliate                                                            (500)                (400)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (1,160)              (1,467)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                         (36)                (334)
  Dividends paid                                                                   (3,915)              (1,962)
  Proceeds from long-term debt                                                          -                  106
  Proceeds from short-term debt                                                       245                  450
  Minority interest in dividends paid by subsidiary                                  (424)                   -
  Payments to acquire treasury stock                                               (1,493)              (1,519)
  Proceeds from exercise of stock options                                             571                  415
                                                                         ------------------   -----------------
              Net cash used in financing activities                                (5,052)              (2,844)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            307                  117

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (23,770)             (13,480)
CASH AND CASH EQUIVALENTS, August 31                                              143,285              109,091
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, November 30                                   $        119,515     $         95,611
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the three months for:
      Interest, net of capitalized interest                              $              5     $             20
      Income taxes                                                       $              9     $            950

   Noncash financing activities:
      Tax benefit of stock option exercises                              $            200     $            300
